                                                                 EXHIBIT 10.3(a)

                           FIFTH AMENDMENT TO LEASE

     THIS FIFTH AMENDMENT TO LEASE (this "Amendment") entered into in Chicago, Illinois, as of the 19th day of March, 1998, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but solely as Trustee under a Trust Agreement dated May 2, 1989, and known as Trust No. 108237-06 ("Lessor"), and PLAYBOY ENTERPRISES, INC., a Delaware corporation ("Lessee").


                                  WITNESSETH:

     A. LaSalle National Bank, not personally, but solely as Trustee under a Trust Agreement dated December 21, 1987, and known as Trust No. 112912 ("LaSalle"), and Lessee have heretofore entered into that certain Office Lease dated as of April 7, 1988 (the "Original Lease"), whereby LaSalle leased to Lessee certain premises (the "Original Premises") known as Suites 1500 and 1600, consisting of 95,523.05 rentable square feet and comprising the entire 15th and 16th floors of the "Office Area" (as defined in the Original Lease) of that certain building (the "Building") located at 680 North Lake Shore Drive, Chicago, Illinois, for a lease term expiring on August 31, 2004.

     B. LaSalle has heretofore assigned its interest under the Lease to Lessor.

     C. Lessor and Lessee have heretofore entered into that certain Amendment to Lease dated as of October 26, 1989 (the "First Amendment"), which amended certain provisions of the Original Lease, including the leasing to Lessee of certain additional space in the basement of the Building comprising 1,792 square feet (the "Additional Premises"; the Original Premises and the Additional Premises are collectively referred to herein as the "Existing Premises").

     D. Lessor and Lessee have heretofore entered into that certain Second Amendment to Lease dated as of June 1, 1992 (the "Second Amendment"), which clarified certain provisions of the Lease relating to Taxes (as defined in the Lease) and Expenses (as defined in the Lease) payable by Lessee.

     E. Lessor and Lessee have heretofore entered into that certain Third Amendment to Lease ("Third Amendment") dated as of August 30, 1993, which granted to Lessee certain additional expansion rights in the Building and amended certain other provisions contained in the Original Lease.

     F. Lessor and Lessee have heretofore entered into that certain Fourth Amendment to Lease ("Fourth Amendment") dated as of August 6, 1996, which extended the Term (as defined in the Lease), granted certain expansion rights in the Building and amended certain other provisions contained in the Original Lease and in the First and Third Amendments. The

Original Lease, the First Amendment, the Second Amendment, Third Amendment and the Fourth Amendment are collectively referred to herein as the "Lease".

     G. Lessor and Lessee now desire to amend the Lease to expand the Premises and amend certain other provisions contained in the Lease, all upon the terms and provisions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

     2. Expansion of Premises. Commencing on July 1, 1998 (the "Effective Date") and expiring on the Expiration Date (as defined in Section 2 of the Fourth Amendment) the Premises shall consist of the Existing Premises and an additional Thirty-Two Thousand One Hundred Forty (32,140) rentable square feet on the fourteenth (14th) floor (Suite 1400) of the Building as shown on Exhibit A attached hereto and incorporated herein (such additional space being referred to herein as the "Second Additional Premises").

     3. Second Additional Premises Base Rent. Commencing on the Effective Date, Lessee shall pay monthly Base Rent for the Second Additional Premises on the first day of each calendar month during the Term hereof in accordance with
Section 1 of the Lease in accordance with the following schedule:

===============================================================================
          PERIOD                    ANNUAL                    MONTHLY
          ------                    ------                    -------
                                   BASE RENT                 BASE RENT
                                   ---------                 ---------
-------------------------------------------------------------------------------
     7/1/98 - 8/31/98             $357,718.20                $29,809.85
-------------------------------------------------------------------------------
     9/1/98 - 8/31/99             $364,788.96                $30,399.08
-------------------------------------------------------------------------------
     9/1/99 - 8/31/00             $409,785.00                $34,148.75
-------------------------------------------------------------------------------
     9/1/00 - 8/31/01             $418,141.44                $34,845.12
-------------------------------------------------------------------------------
     9/1/01 - 8/31/02             $426,497.76                $35,541.48
-------------------------------------------------------------------------------
     9/1/02 - 8/31/03             $434,854.20                $36,237.85
-------------------------------------------------------------------------------
     9/1/03 - 8/31/04             $443,532.00                $36,961.00
-------------------------------------------------------------------------------
     9/1/04 - 8/31/05             $452,531.16                $37,710.93
-------------------------------------------------------------------------------
     9/1/05 - 8/31/06             $461,530.44                $38,460.87
===============================================================================

-------------------------------------------------------------------------------
     9/1/06 - 8/31/07             $470,529.60                $39,210.80
===============================================================================

The foregoing base rent for the Second Additional Premises shall be deemed "Base Rent" payable by Lessee under the Lease for all purposes under the Lease.

     4. Second Additional Premises Rent Adjustments. From and after the Effective Date, Lessee shall pay to Lessor Rent Adjustment for the Second Additional Premises in accordance with Section 2 of the Lease, subject to the following modifications:

          (a) Rent Adjustment for the Second Additional Premises shall be calculated and determined separate from Rent Adjustment for the Existing Premises. Lessee's Proportionate Share with respect to the Second Additional Premises shall be 7.69%.

          (b) Rent Adjustment for the Existing Premises shall continue to be determined in accordance with the Lease without regard to the terms of this
     Section 4. Solely for the purposes of determining Rent Adjustment for the Second Additional Premises, the definition of Expenses and Taxes set forth in Sections 2.A(iv) and 2.A(v), respectively, of the Lease are hereby amended and restated in their entirety as follows:

               "(iv) "Expenses" shall mean and include (a) those expenses paid or incurred by or on behalf of the Lessor for operating, maintaining, and repairing the Office Area and the personal property used in conjunction therewith (said Office Area and personalty being herein collectively called the "Office Facility" and (b) those expenses incurred for the benefit of the Office Area and other portions of the Building to the extent the burden of such Expenses is allocated to the Office Area by Lessor, in its reasonable discretion, after excluding all expenses allocable to the residential and private garage condominium associations pursuant to the 680 North Lake Shore Drive Operating Agreement and Supplemental Declaration of Easement dated as of January 1, 1993, as amended or replaced from time to time. Such Expenses include, without limitation, the cost of operating, maintaining and repairing systems providing heating and air conditioning, electricity, steam, water, fuel, gas, lighting, window cleaning, janitorial service and security, and operating, maintaining and repairing the "common areas" of the first floor and basement of the Building, as designated on Exhibit B attached to the Fifth Amendment, elevators designated on Exhibit B attached to the Fifth Amendment, exterior of the Building, sidewalks contiguous to the Building and landscaping of the Building, fire protection life safety system servicing the Building, insurance (including, but not limited to, fire, extended coverage, liability, worker's compensation, elevator, or any other insurance carried by the Lessor and applicable to the Office Facility), painting, uniforms, customary management fees applicable to the Office Area, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Office Facility, and so-called fringe benefits (including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expenses which Lessor pays or incurs to provide benefits for employees so engaged in the operation, maintenance, and repair of the Office Facility), costs of capital improvements, amortized over the useful life of such improvements, provided such capital improvements are required by any government authority with jurisdiction over the Premises, or which capital improvements are made for the purpose of decreasing the Expenses of the Office Area, the charges of any independent contractor who, under contract with the Lessor or its representatives, does any of the work of operating, maintaining, or repairing the Office Facility, reasonable legal and accounting expenses limited to those incurred in connection with seeking or obtaining reduction in or refunds of real estate taxes, maintenance and operation of the Office Area, and preparation of annual audited financial statements for the Building, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered an expenses of operating, maintaining, or repairing the Office Facility.

               Any language in this Lease to the contrary notwithstanding, Expenses shall not include costs or other items included within the meaning of the term "Taxes" (as hereinafter defined); costs of alterations of the premises of tenants of the Office Area; costs of capital improvements to the Office Area not described in subparagraph
          (A)(iv) of this Section 2; depreciation charges; interest and principal payments on mortgages; ground rental payments; real estate brokerage and leasing commissions; expenses incident to ownership of the Building, such as land trustee fees, corporate franchise tax, or legal and accounting fees related solely to the management of any ownership entity, including key employee and disability insurance premiums, any expense for which Lessor has been reimbursed from the proceeds of insurance maintained in an amount and type which a reasonably prudent owner of a comparable building located in Cook County would maintain; any cost of repair or replacement necessitated by the exercise of eminent domain for which Lessor has been reimbursed from the award in such eminent domain proceeding; advertising and promotional expenditures; legal and accounting fees; except as set forth in subparagraph A(iv) herein of this Section 2; the cost of special services rendered to any other tenant, if such services are not generally available to tenants of the Building; fines and penalties, unless caused by Lessee; cost of any repair necessitated by the negligence of Lessor, its agents, servants or employees; management fees in excess of a reasonable market management fee for commercial space comparable to the Office Area; cost of payments pursuant to any contract between Lessor and an entity which controls, is controlled by or is under common control with Lessor in excess of payments under such a contract in the absence of such relationship, provided that Lessee agrees that the cost of electricity paid to Streeterville Utility Company, its successor, or Lessor for the Office Area shall be included in Expenses; any expenditures for which Lessor has been reimbursed (other than pursuant to rent adjustment provisions in leases); or any expenses not incurred in the ordinary course of business by Lessor. If the Office Area is not a least 90% occupied for all or any portion of an Adjustment Year, Lessor may elect to adjust the Expenses for such Adjustment Year, using sound accounting practices, to estimate the amount of Expenses which would have been incurred had the Office Area been 90% occupied, provided that only those Expenses which vary by occupancy shall be so adjusted. At the date hereof, the Expenses which vary by occupancy of the Office Area are contract cleaning expenses, heating and ventilation expenses, chilled water and air conditioning expenses, elevator contract expenses, scavenger trash removal expenses, water and gas expenses (for hot water heaters in Office Area restrooms). The amount as so adjusted shall be deemed the actual amount of Expenses for such Adjustment Year. Regardless of the formulae, Lessor shall not collect from Lessee the cost of any Expense which has been fully reimbursed to Lessor by one or more other tenants of the Building. If any Office Area expense, though paid in one year, relates to more than one calendar year, at the reasonably exercised discretion of Lessor, such expenses may be proportionately allocated among such related calendar years, provided such allocations must be made if required by generally accepted accounting principles and, if applicable, based on the reasonably estimated useful life of each improvement.

               (v) "Taxes" shall mean real estate taxes, assessments, sewer rents, rates, and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local government charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by the Lessor's income or profits, unless the same shall be imposed in lieu of real estate taxes and other ad valorem taxes, provided that such substituted taxes are based in whole or in part upon the Building or the rents or other income therefrom, but only to the extent such taxes would be payable if the Building were the only property of Lessor and the income from the Building were the only income of Lessor) which may now or thereafter be levied or assessed against: (a) the Office Facility (to the extent of 100% of such taxes, charges, and expenses);
          (b) Lot 1 ("Lot 1") of the aforementioned Paul's Subdivision (but only to the extent of the percentage of such taxes, charges, and expenses allocated to the Office Facility by Lessor in its reasonable discretion); and (c) such other portions of the Building as serve or benefit the Office Area which have been or will be assigned a tax parcel number and upon which taxes could be levied and assessed (e.g., elevator shafts or air shafts) to such an extent as Lessor, in its reasonably exercised discretion, deems to be equitable and fair in view of the relative levels of benefit to each of the portions of the Building, provided that Lessor is obligated to pay such taxes. In the event any Taxes shall not be separate assessed or charged against the foregoing, such Taxes shall be allocated based upon the records of the assessor or other governmental agency imposing such charges, or in the event such records shall not exist, such allocation shall be made on a pro rata square footage basis. In case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Taxes for that year. Taxes shall be allocated for purposes of this provision on a year-of-payment basis. Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Office Facility or the operation thereof."

     5. Conditions of Second Additional Premises. Simultaneously with the execution and delivery of this Amendment by both Lessor and Lessee, Lessor shall deliver possession of the Second Additional Premises to Lessee in broom clean condition. Lessee shall accept the Second Additional Premises on such date in their "as is", "where is" physical condition, and Lessee acknowledges that no promise of Lessor to alter, remodel, improve, repair or decorate the Second Additional Premises or any part thereof or any portion of the Building has been made, except, however Lessor shall provide to Lessee Lessor's Contribution as provided in Exhibit C attached hereto (the "Workletter") and Lessor acknowledges that Lessee will be constructing certain improvements in the Second Additional Premises in accordance with said Workletter.

     6. Return of Premises. As more fully provided in the Workletter, Lessee intends on installing a stairway between the 14th floor and the 15th floor of the Premises. Notwithstanding anything contained in Section 9 or elsewhere in the Lease to the contrary and without limiting the Lessee's other obligations set forth in the Lease, prior to the expiration or earlier termination of the Lease, Lessee shall be responsible for demolishing said stairway and restoring the floor slab between the 14th and 15 floor of the Building in a manner satisfactory to Lessor, all at Lessee's sole cost and expense.

     7. 14th Floor Expansion Rights. Sections 4 and 7 of the Fourth Amendment are hereby deleted in their entirety. Notwithstanding such deletion, Section 2 of the Third Amendment, which was deleted by Section 4 of the Fourth Amendment, remains deleted in its entirety from the Lease. With respect to the right of first refusal granted to Tenant under Section 5 of the Fourth Amendment, Lessee acknowledges that the Second Additional Premises incorporates a portion of the Primary ROFR Space (as defined and depicted in the Fourth Amendment). Accordingly, that portion of the Primary ROFR Space which is included within the Second Additional Premises is hereby deleted from the definition of Primarily ROFR Space and no longer subject to the rights of Lessee under Section 5 of the Fourth Amendment. With respect to the right of first refusal granted to Lessee under Sections 5 and 6 of the Fourth

Amendment (which pertain to the Primary ROFR Space and Secondary ROFR Space, respectively), Lessee acknowledges that such rights are subject and subordinate to any renewals, extensions or expansions of or into such space by (a) the existing tenant of a portion of such space identified on Exhibit A attached hereto as Columbus-Cuneo-Cabrini Medical Center pursuant to written agreements in affect as of the date hereof of (b) the existing tenants of portions of such space identified on Exhibit A attached hereto as Elias R. Sabbagha, M.D. and Souma Diagnostics, regardless of whether those two existing tenants have written agreements or not for such renewals, extensions or expansions. Except as modified above, Lessee retains its expansion rights with respect to the Primary ROFR Space and Secondary ROFR Space as provided under Section 5 and 6 of the Fourth Amendment.

     8. After Hours Heating, Ventilating and Air Conditioning Services for the Second Additional Premises. Lessee desires additional heating, ventilating and air conditioning ("HVAC") services for the Second Additional Premises. Lessor agrees to provide such services in accordance with Section 6.A. of the Lease 8:00 a.m. to 8:00 p.m. Monday through Fridays and 8:00 a.m. to 6:00 p.m. Saturdays, in either case holidays excepted ("Normal Second Additional Premises HVAC Hours"). In order to provide such additional HVAC services to the Second Additional Premises, it will be necessary to operate the air handlers serving the 14th floor of the Building. Such air handler serving the 14th floor of the Building are separately metered. In consideration of such extended hours, Lessee agrees to pay Lessor, within ten (10) days after receipt of invoice for same from Lessor, an amount equal to 18.3% of the cost of the operating such air handlers for the 14th Floor, as determined by such separate meters. In addition to the foregoing, Lessee shall pay to Lessor on the first day of each month a charge of $51.00 per month for the additional maintenance incurred by Lessor in connection with such additional HVAC services plus, during the cooling season (i.e., April 1 through October 31 of each calendar year), a charge of $263.60 per month for the additional condenser water consumed in connection with such additional HVAC services (the foregoing charges are hereinafter collectively referred to as the "Second Additional Premises HVAC Charges"). The Second Additional Premises HVAC Charges are subject to an adjustment as provided in Section 9 below. Lessee may request additional HVAC services for the Second Additional Premises (that is in addition to the Normal Second Additional Premises HVAC Hours) upon at least 24 hours notice. Lessee shall pay for such additional after hours HVAC services at Landlord's Building standard rates. Currently, the Building standard rate is $35.00 per hour. Lessee understands that such rate is subject to periodic change by Lessor.

     Lessee may elect, by prior written notice given to Landlord, to discontinue such additional HVAC services for the Second Additional Premises (i.e., services during the Normal Second Additional Premises HVAC Hours), in which event, Lessor shall only be required to provide HVAC services for the Second Additional Premises during the normal business hours set forth in Section 6.A. of the Original Lease. Lessee shall pay any accrued charges under this Section 8 for the additional HVAC services to the Second Additional Premises up to the effective date of any such termination, but thereafter shall not be required to pay the charges described in this Section 8.

     9.   Second Additional Premises HVAC Charges CPI Adjustment.

               A.   Definitions.  As used herein:

               (i)   "Base Month" shall mean January, 1998.

               (ii) "Base Second Additional Premises HVAC Charges" shall mean $51.00 per month for the additional maintenance and $263.60 per month for the additional condenser water.

               (iii) "CPI" shall mean the Consumer Price Index for All Urban Consumers (CPI-U) published by the Bureau of Labor Statistics of the United States Department of Labor for Chicago-Gary-Lake County, IL-IN-WI, All Items, (1982-84=100). If the manner in which the CPI is determined by the Bureau of Labor Statistics shall be substantially revised, including, without limitation, a change in the base index year, an adjustment shall be made by Lessor in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the CPI had not been so revised. If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available then Lessor will substitute a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank, financial institution, university or a recognized financial publication.

               B. Adjustment. Effective as of each January 1 falling within the term hereof, the Second Additional Premises HVAC Charges shall be increased to an amount equal to the Base Second Additional Premises HVAC Charges multiplied by a fraction, the numerator of which is the CPI for the month of January of such calendar year and the denominator of which is the CPI for the Base Month. In no event shall such CPI adjustment result in a decrease in the Second Additional Premises HVAC Charges. Lessor may furnish to Lessee a notice (the "CPI Notice") showing the CPI and the amount of the CPI adjustment for any calendar year after Lessor ascertains the CPI to be used in determining the CPI adjustment for such calendar year. Until Lessor furnishes the CPI Notice, Lessee shall continue to pay to Lessor monthly installments of Second Additional Premises HVAC Charges in an amount equal to the latest monthly installment of Second Additional Premises HVAC Charges. On or before the first day of the month immediately following the service of a CPI Notice and on or before the first day of each following month until Lessee receives a further CPI Notice, Lessee shall pay to Lessor the monthly installment of Second Additional Premises HVAC Charges shown in such CPI Notice. Within fifteen (15) days following service of each CPI Notice, Lessee shall also pay to Lessor a lump sum payment equal to the Second Additional Premises HVAC Charges owing by Lessee to Lessor (as shown in such CPI Notice) for the period commencing on the first day of the calendar year during which such CPI Notice is served and expiring on the last day of the month during which such CPI Notice is served, less all monthly installments of Second Additional Premises HVAC Charges previously paid by Lessee to Lessor for such calendar year.

     10. Broker. Lessee represents to Lessor that Lessee has not dealt with any real estate broker, salesperson or finder in connection with this Amendment other than Golub & Company (the "Broker"), and no other such person initiated or participated in the negotiation of this Amendment or is entitled to any commission in connection herewith. Lessee hereby agrees to indemnify, defend and hold Lessor, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys' fees) arising from a claim for a fee or commission made by any broker (other than the Broker), claiming to have acted by or on behalf of Lessee in connection with this Amendment.

     11. Submission. Submission of this Amendment by Lessor or Lessor's agent, or their respective agents or representatives, to Lessee for examination and/or execution shall not in any manner bind Lessor and no obligations on Lessor shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Lessor and Lessee; provided, however, the execution and delivery by Lessee of this Amendment to Lessor or Lessor's agent, or their respective agents or representatives, shall constitute an irrevocable offer by Lessee on the terms and conditions herein contained, which offer may not be revoked for fifteen (15) days after such delivery.

     12. Effect of Amendment. As amended by this Amendment, the Lease shall remain in full force and effect.

     13. Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Lessor while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Lessor are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Lessor or for the purpose of or with the intention of binding Lessor personally, but are made and intended for the purpose only of subjecting Lessor's interest in the Office Area and the Premises to the terms of this Amendment and for no other purposes whatsoever, and in case of default hereunder by Lessor (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), Lessee shall look solely to the interest of Lessor in said Office Area, and this Amendment is executed and delivered by Lessor not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee; that the Lessor shall have no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon Lessor to sequester the trust estate or the rent, issues and profits arising therefrom, or the proceeds arising from any sale or other responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Lessor, American National Bank and Trust Company of Chicago, a national banking association, individually or personally, but only as Trustee under the provisions of a Trust Agreement dated May 2, 1989 and known as Trust No. 108237-06, on account of this Amendment or on account of any representation, warranty, covenant, undertaking or agreement of Lessor in this Amendment contained, either express or implied, all such personal liability, if any, being expressly waived and released by Lessee and by all persons claiming by, through or under Lessee.

     IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

LESSEE:                                 LESSOR:
------                                  ------

PLAYBOY ENTERPRISES, INC.,              AMERICAN NATIONAL BANK AND
a Delaware corporation                  TRUST COMPANY OF CHICAGO,
                                        not personally, but solely as
                                        Trustee under as aforesaid

By: /s/  Howard Shapiro                 By: /s/  Greg Kasprzyk
    --------------------------------             ---------------------------
    Title:  Ex. VP                          Title:  VP
          --------------------------              --------------------------

                                   EXHIBIT A
                                   ---------
                   FLOOR PLAN OF SECOND ADDITIONAL PREMISES
                   ----------------------------------------

                           [BLUE PRINT APPEARS HERE]

                                   EXHIBIT B
                                   ---------
                     PLAN OF PORTIONS OF THE COMMON AREAS
                     ------------------------------------

                           [BLUE PRINT APPEARS HERE]

                                   EXHIBIT B
                                   ---------
                           [BLUE PRINT APPEARS HERE]

                                   EXHIBIT C

                                  WORKLETTER

     The terms used herein shall have the meanings ascribed to them in that certain Fifth Amendment to Lease dated March 19, 1998, by and between LaSalle National Bank, as Trustee under that certain Trust Agreement dated May 2, 1989 and known as Trust No. 108237-06 ("Lessor") and Playboy Enterprises, Inc. a Delaware corporation ("Lessee"), unless otherwise stated herein.

I. Construction of the Premises. Lessor and Lessee agree that their respective rights and obligations in reference to the construction of the Second Amendment Premises shall be as follows:

     A.   Lessee's Plans and Specifications.

               (1) Lessee, at Lessee's sole cost and expense, except as provided herein, shall cause a licensed architect satisfactory to Lessor to prepare complete, finished, detailed architectural, mechanical, structural, electrical and telephone plans and specifications including all dimensions and specifications for all work to be performed in the Second Additional Premises as tenant improvements ("Lessee's Plans").

               (2) Lessee's Plans shall also include all information as shall be required by Lessor's engineers in connection with mechanical plans, which information shall include, but not be limited to, the following:

                    (i) Any special floor loading conditions which may exceed the structural weight limits of any floor;

                    (ii) Specifications of any heat emanating equipment to be installed by Lessee which may require special air conditioning;

                    (iii) Electrical specifications of any equipment that requires additional electrical power or outlets;

                    (iv) Complete specifications of any dataline wiring required, including cable routing, conduit size, cable type, and similar items; and

                    (v) Complete plans and specifications for construction of the contemplated stairway between the 14th and 15th floors of the Premises.

               (3) Lessee's Plans are expressly subject to Lessor's prior written approval, which shall not be unreasonably withheld or delayed, and in any event Lessor shall provide its approval or disapproval within ten (10) business days after submission of proposed Lessee's Plans by Lessee. Upon such approval, Lessee shall cause Lessee's Plans, at Lessee's sole cost and expense, to be filed with the governmental agencies having jurisdiction thereof, in order to obtain all governmental permits and authorizations which may be required in connection with the work to be done. Lessee may not commence any of Lessee's Work until Lessee's Plans are approved by Lessor.

               (4) Without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, Lessee shall make no changes in Lessee's Plans after approval thereof by Lessor.

II.   Construction of Lessee's Work.

          A. Lessee shall designate in Lessee's Plans all work and materials necessary for construction of the Second Additional Premises, and Lessee shall construct and install or cause to be constructed or installed in the Second Additional Premises all of the work designated in Lessee's Plans ("Lessee's Work"). Prior to solicitation of any bids for the construction of Lessee's Work, Lessor shall approve, in writing, each of the contractors to be solicited by Lessee, which approval shall not be unreasonably withheld or delayed.

          B. Lessee shall contribute a maximum of $1,301,991.40 ("Lessor's Contribution") toward the Cost of Lessee's Work. Lessee is solely responsible for the Cost of Lessee's Work over $1,301,991.40. Lessee shall not be entitled to any payment or credit for any unused portion of Lessor's Contribution. Lessee agrees to cause a portion of the Lessee's Work which costs no less than $964,200.00 to be completed by no later than December 31, 1998 and to complete the balance of Lessee's Work by no later than July 31, 1999.

          C. For the purpose hereof, "Cost of Lessee's Work" shall mean costs of all labor and materials for construction of the Second Additional Premises in accordance with Lessee's Plans, general contractor's fees, architectural fees and costs, fees and costs relating to engineering, structural, lighting, communications, electrical and construction consultants, costs of the purchase and installation of permanent lines or cable for security purposes, computer operations, telephone service and other forms of communication, costs of built-in furniture, costs of separately metering electricity to the Second Additional Premises, costs for the purchase, delivery and installation of any other item which, when installed in the Second Additional Premises, shall be deemed a fixture or a permanent improvement to the Second Amendment Premises and a supervisory fee payable to Lessor in the amount of $25,000.00.

          D. Lessee's right to receive payment of Lessor's Contribution shall be contingent upon (a) Lessee not being in default or breach under the Lease, as amended, at the time Lessee so requests payment and (b) Lessee, at such time, having completed the work for which Lessor's Contribution is being so requested in accordance with the terms of this Workletter and having submitted to Lessor contractor's affidavits and full and final waivers of lien and receipted bills for labor and materials expended and used for such work. In the event that Lessee has satisfied all conditions and requirements as set forth herein and in the Lease, as amended, for the payment of Lessor's Contribution and Lessor fails to pay in full Lessor's Contribution to Lessee within ninety (90) days after Lessee's request therefor as aforesaid and provided that Lessee is not then in breach or default under the Lease, as amended, Lessee shall, upon the expiration of said ninety (90) day period, be entitled to offset the unpaid amount of Lessor's Contribution from the then next due installments of Base Rent thereafter payable by Lessee under the Lease, as amended, until the full amount of Lessor's Contribution has been paid or offset as provided herein.


          E. In reviewing Lessee's Plans, Lessor may take into consideration whether, in Lessor's reasonable judgement, Lessee's Work will be practicable and consistent with existing physical conditions in the Building and the Office Area and with the Building Plans and any other plans for the Building which have been filed with the appropriate municipality or other governmental authorities having jurisdiction thereof, or may impair Lessor's ability to perform any of Lessor's obligations under the Lease or any other lease of space in the Building. Lessee's Work shall not affect any portion of the Building other than the Second Additional Premises.


          F. Lessee's Work shall be performed in strict conformity with Lessee's Plans and shall be performed at Lessee's sole cost and expense, except for Lessor's Contribution.

          G. Prior to soliciting bids for construction of Lessee's Work, Lessee shall submit to Lessor for Lessor's approval, the names and addresses of all contractors to be solicited. Lessee's Work shall be done only by contractors or mechanics approved by Lessor. Lessee shall not permit Lessee's contractors and labor to interfere with Lessor or with any other tenant or its labor. Upon completion of Lessee's Work, Lessee shall furnish or shall cause to be furnished to Lessor through the construction escrow, contractor's affidavits, full and final waivers of lien, final architect's certificates and receipted bills covering all labor and materials expended and Lessee's Work shall comply with all insurance requirements, all laws, ordinances, rules and regulations of all governmental authorities, and all collective bargaining agreements applicable to the Building, and shall be done in a good and workmanlike manner with the use of high grades of materials.

III. Insurance and Indemnity.

          A. Before commencing Lessee's Work, Lessee shall deliver to Lessor certificates of insurance or copies of insurance policies from all contractors performing labor or supplying materials for the construction of Lessee's Work, insuring Lessor, its agents, representatives, successors and assigns against any and all liability for bodily injury or property damage arising out of or connected in any way with Lessee's Work.

          B. Lessee hereby indemnifies and holds harmless Lessor, its agents, representatives, successors and assigns, from and against any and all losses, costs, claims and expenses of every kind and description arising out or relating to Lessee's Work, except as such may be required under insurance policies maintained pursuant to Paragraph III.A. above.